Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY ENTERS INTO

10B5-1 PLAN FOR STOCK REPURCHASES

Calabasas Hills, CA — August 6, 2008 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that it has adopted a prearranged stock repurchase plan under Rule 10b5-1 of the Securities Exchange Act of 1934 (“10b5-1 Plan”) to assist in the Company’s planned share repurchases of between $150 million and $200 million in fiscal 2008.   In the first half of fiscal 2008, the Company repurchased shares totaling approximately $97 million, and has approximately 12.9 million shares remaining under its 31 million share authorization.

Under the 10b5-1 Plan, Goldman Sachs & Co. will have the authority to repurchase the Company’s shares in the open market or through privately negotiated transactions, in accordance with the terms of the plan.  The 10b5-1 Plan will permit repurchases commencing September 5, 2008 through February 15, 2009, unless the plan is terminated earlier in accordance with its terms.

“Adopting a 10b5-1 Plan is a constructive way for us to continue to return capital to shareholders,” commented David Overton, Chairman and CEO.  “The plan provides us with more flexibility by broadening the window for share repurchases and will help us to more effectively execute our share repurchase program.”

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept and continues to define it today with the two highest productivity concepts in the industry.  The Company operates 143 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2007 average annual unit sales of approximately $10.4 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $12.7 million in fiscal 2007.  The Company also operates one unit of its newest concept, RockSugar Pan Asian Kitchen™, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 60 varieties of quality cheesecakes and other baked products.  Additionally, the Company licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® mark.  For more information, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words, such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Approximately 12.9 million additional shares of the Company’s common stock may be purchased under the Company’s share repurchase authorization.  This authorization does not require the Company to purchase a specific number of shares and it may be modified, suspended or terminated at any time.  The timing and number of shares repurchased, if any, pursuant to the share repurchase authorization will be subject to a number of factors, including current market conditions, legal constraints and available cash or other sources of funding.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

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26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100